UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024
FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 16th Street, Suite 1200 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 303.531.8100
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	NASDAQ Stock Market LLC

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, the Board of Directors of First Western Financial, Inc (the “Company”) adopted the Named Executive Officer (“NEO”) Discretionary Incentive Compensation Plan (the “Incentive Compensation Plan”), effective as of January 1, 2024. The purpose of the Incentive Compensation Plan is to provide financial incentives to NEOs that align with the short-term and long-term goals of the Company. The Incentive Compensation Plan is tailored to the responsibilities of the eligible NEO and linked to the Company’s annual growth objectives for revenues and earnings.

The foregoing description of the Incentive Compensation Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Compensation Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

10.1	NEO Discretionary Incentive Compensation Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: April 26, 2024	By: /s/ David R. Weber
David R. Weber
Chief Financial Officer and Treasurer

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